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                        OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA


                 [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]



                          CERTIFICATE OF INCORPORATION


WHEREAS, the Certificate of Incorporation of


                              CONTINENTAL CRUDE CO.


has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the City of Oklahoma City this 6th day of May, 1998.

[Great Seal of the State
of Oklahoma -- 1907]

                                         /s/ TOM COLE
                                         ----------------------------
                                         Secretary of State

                                    By:  /s/ BETH R. GARNER
                                         ----------------------------

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                        CERTIFICATE OF INCORPORATION


STATE OF OKLAHOMA   )
                    )    ss.
COUNTY OF OKLAHOMA  )


               TO SECRETARY OF STATE OF THE STATE OF OKLAHOMA


                                  ARTICLE ONE

The name of this Corporaiton is:

                             CONTINENTAL CRUDE CO.


                                  ARTICLE TWO

The address of its registered office in the State of Oklahoma is:

302 N. Independence, Enid, Oklahoma  73701


                                 ARTICLE THREE

The name of its registered agent is:  Harold Hamm.


                                  ARTICLE FOUR

The duration of the corporation is perpetual.


                                  ARTICLE FIVE

The purposes for which this Corporation is fored are:

     1.   To engage in the business of oil and gas marketing;

     2. To engage in any lawful act or activity for which corporations may organize under the general corporation laws of Oklahoma.


                                  ARTICLE SIX

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The aggregate number of shares which the corporation shall have authority to issue, the designation of each class, the number of shares of each class, and the par value of each class are as follows:

          Class - Common

          Total number of shares - 3,000

          Par value - $1.00

          Total Authorized Capital - $3,000.00


                                 ARTICLE SEVEN

The name and mailing address of the incorporator is:

Harold Hamm, 302 N. Independence, Enid, Oklahoma  73701.

     THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Oklahoma does hereby certify that the facts herein stated are true, and has accordingly hereunto set his hand this 6th day of May, 1998.

                                        /s/ HAROLD HAMM
                                        ------------------------
                                        Signature





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